Exhibit 10.5
THIRD AMENDMENT TO
AGREEMENT FOR PURCHASE AND SALE
THIS THIRD AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (this “Third Amendment”), is made as of August 10, 2016, by and among, (i) ARC Hospitality Baltimore, LLC, ARC Hospitality Providence, LLC, ARC Hospitality Stratford, LLC, and ARC Hospitality GA Tech, LLC, each a Delaware limited liability company (collectively, “Purchaser”), and American Realty Capital Hospitality Trust, Inc., a Maryland corporation (“REIT”), and (ii) HFP Hotel Owner II, LLC, a Delaware limited liability company (“HFP Seller”), CSB Stratford LLC, a Delaware limited liability company (“CSB Seller”), and CC Technology Square LLC, a Delaware limited liability company (“CC Technology Seller” and together with HFP Seller and CSB Seller individually and collectively, “Seller”).
WHEREAS, Purchaser and Seller entered into that certain Agreement for Purchase and Sale, dated January 30, 2014, as amended by that certain First Amendment to Agreement for Purchase and Sale dated March 11, 2014, and that certain Second Amendment to Agreement for Purchase and Sale dated March 21, 2014 (collectively, the “Agreement”), with regard to the Hotels, more particularly described in the Agreement.
WHEREAS, the Closing occurred on March 21, 2014.
WHEREAS, Seller and Purchaser have been reviewing and discussing the calculations of the Earnout Amount and negotiating certain items with respect thereto, and Seller and Purchaser desire to further amend the Agreement to evidence certain agreements in connection therewith, including to extend the earnout period and Earnout Payment Date, subject to a negotiated floor amount and ceiling amount.
NOW, THEREFORE, in consideration of the mutual promise contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the Agreement shall be amended as follows:

1.	Section 1.1.21. Section 1.1.21 is hereby amended and restated in its entirety to read as follows:

“1.1.21. Earnout Amount: the Incremental EBITDA divided by 8.4% multiplied by 90%, but not below $4,067,951.00 (“Earnout Floor”), except that if an adjustment is required under Section 2.4.6 below, then the Earnout Floor will be increased by the Taxation Reduction Adjustment, as defined below (“Adjusted Earnout Floor”). The Earnout Cap will be equal to the Earnout Floor or Adjusted Earnout Floor, in its case, multiplied by 1.115 (“Earnout Cap”).”

2.	Section1.1.22. Section 1.1.22 is hereby amended and restated in its entirety to read as follows:
“1.1.22. Earnout Payment Date: July 3, 2017.”

3.	Section 1.1.59. Section 1.1.59 is hereby amended and restated in its entirety to read as follows:
“1.1.59. Incremental EBITDA: the difference, but not below zero, between Year 3 EBITDA and Earnout Target EBITDA.”

4.	Section 1.1.120. Section 1.1.120 is hereby amended and restated in its entirety to read as follows:
“1.1.120. Year 3 EBITDA: as defined in Section 2.4.1.”

5.	Section 2.4. Section 2.4 is hereby amended and restated in its entirety to read as follows:
“2.4.1.    Within thirty (30) days after the third (3rd) anniversary of the Closing Date, Purchaser shall deliver to HFP Seller and CSB Seller (collectively, “Earnout Seller”) a notice (the “Earnout Payment Notice”) setting forth a detailed calculation of EBITDA (as adjusted, if applicable, for any adjustments required under Section 2.4.5 below) for the twelve (12) calendar months that ended on, or immediately prior to the third (3rd) anniversary of the Closing Date (“Year 3 EBITDA”), which such Year 3 EBITDA shall be calculated based on the Hotel’s Financial Statements for such calendar months, together with a copy of such Financial Statements. Purchaser shall pay to Earnout Seller on the Earnout Payment Date, by wire transfer of immediately available funds to such accounts as Earnout Seller may direct, an amount equal to the Earnout Amount. Any unpaid Earnout Amount after the Earnout Payment Date shall bear interest until paid at a rate of 6.8% per annum.”

“2.4.2.    Following receipt of the Earnout Payment Notice and Financial Statements, Earnout Seller shall have thirty (30) days to review such notice and Financial Statements after receiving the same from Purchaser. For the purposes of such review, Earnout Seller and its agents and advisors shall have reasonable access during normal business hours to all relevant books and records of Purchaser (including all relevant work papers, if any). If Earnout Seller concurs with the calculation of the Year 3 EBITDA set forth in the Earnout Payment Notice, or does not object to such calculation by delivering an Objection Notice (as defined below) to Purchaser in the manner as set forth herein, the calculation of the Year 3 EBITDA shall be deemed to be final and conclusive and shall be binding on the parties hereto.”
“2.4.3.     If Earnout Seller disagrees with the calculation of the Year 3 EBITDA or believes that the Purchaser has not properly adjusted the Year 3 EBITDA as contemplated under Section 2.4.5 below, then Earnout Seller shall, within thirty (30) days after receipt of the Earnout Payment Notice and the Financial Statements, deliver a notice (an “Objection Notice”) to Purchaser setting forth Earnout Seller’s calculation of the Year 3 EBITDA, which such calculation shall be based on the Financial Statements and shall reflect any adjustments that Earnout Seller believes are required under Section 2.4.5 below. Purchaser and Earnout Seller will attempt in good faith to resolve any disagreements as to the calculation of the Year 3 EBITDA.”
“2.4.4.    If Purchaser and Earnout Seller do not obtain a final resolution regarding the calculation of the Year 3 EBITDA within thirty (30) days after Purchaser has received the Objection Notice (the “Resolution Period”), Seller and Purchaser shall submit the issues remaining in dispute to a reputable independent accounting firm that has not performed any work for any of the parties hereto or their respective affiliates in the prior three years (which firm shall be selected by lot after each of Seller and Purchaser shall have submitted two proposed firms meeting such requirements and then excluded one firm proposed by the other) for final resolution (the “Dispute Resolution Arbitrator”). Each of Seller and Purchaser agrees to execute, if requested by the Dispute Resolution Arbitrator, a reasonable and customary engagement letter. The Dispute Resolution Arbitrator will consider only those items and amounts which Purchaser and Seller are unable to resolve. In resolving any item of dispute, the Dispute Resolution Arbitrator may not assign a value to any item greater than the greatest value for such item claimed by either Purchaser or Seller or less than the smallest value for such item claimed by either Purchaser or Seller. Any further submissions to the

Dispute Resolution Arbitrator must be written and delivered to each party to the dispute. The Dispute Resolution Arbitrator shall consider only those items and amounts which are identified in the Objection Notice as being items which Seller and Purchaser are unable to resolve. The Dispute Resolution Arbitrator’s determination shall take into account the definition of “Year 3 EBITDA” including any adjustments that Earnout Seller believes are required under Section 2.4.5 below. Seller and Purchaser shall use their best efforts to cause the Dispute Resolution Arbitrator to resolve all disagreements as soon as practicable and in any event within 20 days following the submission of any dispute to the Dispute Resolution Arbitrator. Further, the Dispute Resolution Arbitrator’s determination shall be based solely on the presentations by Seller and Purchaser and in accordance with the terms and procedures set forth in this Agreement (i.e., not on the basis of an independent review). The resolution of the dispute by the Dispute Resolution Arbitrator shall be final, binding and non-appealable on the parties hereto. The costs and expenses of the Dispute Resolution Arbitrator shall be borne by Seller and Purchaser in proportion to the difference between the Dispute Resolution Arbitrator’s determination of the value of Year 3 EBITDA and the value claimed by Seller and Purchaser. For example, if it is Purchaser’s position that Year 3 EBITDA is US$300, Seller’s position that Year 3 EBITDA is US$100 and the Dispute Resolution Arbitrator’s finding that Year 3 EBITDA is US$150, then Purchaser shall pay 75% (300-150 / 300-100) of such fees and expenses and Seller shall pay 25% (150-100 / 300-100) of such fees and expenses.”
“2.4.5.    Purchaser agrees that, during the period from the Closing Date until the third (3rd) anniversary of the Closing Date, Purchaser shall: (i) conduct the operation of and manage the Baltimore Hotel, the Providence Hotel and the Stratford Hotel in the usual and ordinary course of business and in a manner reasonably consistent with the past practices of Earnout Seller prior to the acquisition by the Purchaser hereunder; and (ii) not take any action with the intent to reduce the Year 3 EBITDA. If there is any event(s) during the period from the Closing Date until the third (3rd) anniversary of the Closing Date that violate the foregoing covenants, then the parties hereto agree that an appropriate adjustment shall be made to the Year 3 EBITDA to properly account for the impact of any such event on the Year 3 EBITDA. In determining any such adjustments under this Section 2.4.5, the parties hereto agree to act towards each other in good faith and with fair dealings. Further, notwithstanding anything contained in this Agreement to the contrary, the following charges shall be excluded from the calculation of the Year 3 EBITDA: (i) corporate management, overhead, or selling, general and administrative expenses from the Purchaser or any Affiliate of Purchaser, and (ii) transaction or goodwill charges relating to the acquisition by Purchaser of the Hotels or any other assets or business.”
“2.4.6    Seller and Purchaser acknowledge that the Stratford Purchaser is appealing the 2014 real property tax assessment for the Stratford Property. Seller and Purchaser agree that in the event such appeal results in a decrease in the tax assessment, the Earnout Floor and the Earnout Amount shall be adjusted according to the benefit of such tax reduction (to the extent the impact of the tax decrease is applicable to an Earnout Amount period and has not already been included in the computation of the Earnout Amount) and at the agreed cap rate (8.40%) by the parties in good faith (such benefit to be calculated net of reasonable out-of-pocket costs and expenses incurred by the Stratford Purchaser in the appeal process) (“Taxation Reduction Adjustment”).”
By way of example of the foregoing, in case the tax benefit (net of costs) was US$ 25,000.00, then the Adjusted Earnout Floor would be US$ 4,335,808.00 and the Earnout Cap would be US$ 4,834,425.92, as a result of the following calculation:
Net tax benefit:                         US$ 25,000.00
Cap rate used for valuing the Earnout Calculation:             8.40%
Incremental Value Added:                    US$ 297,619.00
% Amount paid for the Earnout                      90.00%
Taxation Reduction Adjustment:                US$ 267,857.00
Earnout Floor:                         US$4,067,951.00
Adjusted Earnout Floor:                 US$ 4,335,808.00

x 1.115
Earnout Cap:                  US$ 4,834,425.92

Purchaser and Seller agree to apply the same calculation criteria used in the example above.

“2.4.7    REIT and Seller acknowledge that (i) the cash flows that are distributed from time to time to the REIT from the Georgia Tech Hotel are subject to a security interest that has been granted by the REIT to an affiliate of Summit Hotel Properties, Inc. (“Summit”) in connection with certain financing that has been provided by Summit to the REIT, (ii) such security interest is scheduled to terminate automatically on September 30, 2016.

As a security instrument in favor of Seller for the payment of the Earnout Amount on the terms herein agreed, the REIT hereby undertakes to:
(a) enter into a collateral arrangement with Seller, substantially on the terms set forth on Schedule 2.4 hereto, as soon as reasonably practicable after the termination of the security interest granted by the REIT to Summit; and
(b) as additional collateral, the REIT will grant Seller an option to purchase the REIT’s leasehold interest in the Georgia Tech Hotel, at the Option Price, subject to the obtaining by the REIT of the required consent of the Georgia Tech Foundation’s Board, authorizing the transfer of the Georgia Tech Hotel leasehold interest. The foregoing option will be exercisable by Seller only if an Earnout Payment Default (as hereinafter defined) has occurred and is continuing. The Option Price means EBITDA of the Georgia Tech Hotel (EBITDA to be calculated on the terms set forth on the sample EBITDA calculation attached hereto as Schedule 2.4 (b)) for the trailing twelve-month period immediately prior to the option exercise date, multiplied by 6.1. An Earnout Payment Default means the failure of Purchaser to pay the Earnout Amount on the Earnout Payment Date. The foregoing option will terminate automatically and without further action, upon the payment in full of the Earnout Amount.”
“2.4.8.    This Section 2.4 shall survive Closing indefinitely.”

5.
Miscellaneous. The Recitals of this Third Amendment are hereby incorporated in and made a part of this Third Amendment by reference. Except as expressly modified hereby, the terms of the Agreement shall remain in full force and effect as written. If there shall be any conflict or inconsistency between the terms and conditions of this Third Amendment and those of the Agreement, the terms and conditions of this Third Amendment shall control. Any capitalized term used in this Third Amendment and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. This Third Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Signatures appear on following pages.

N WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.

SELLER:

HFP Hotel Owner II, LLC
By:    Hotel Four Pack, LLC, its Managing     Member
By:    Barceló Crestline Corporation, its     Managing Member
By:        /s/ Vicente Fenollar
Name:        Vicente Fenollar
Title:        CFO Barceló Group

CSB Stratford LLC
By:    CCC Stratford LLC
By:        /s/ Vicente Fenollar
Name:        Vicente Fenollar
Title:        CFO Barceló Group

CC Technology Square LLC
By:        /s/ Vicente Fenollar
Name:        Vicente Fenollar
Title:        CFO Barceló Group

[Signatures continue on the next page]

PURCHASER:

ARC HOSPITALITY BALTIMORE, LLC
By:    American Realty Capital Hospitality     Operating Partnership, L.P., a Delaware     limited partnership, its sole member
By:    American Realty Capital Hospitality Trust,     Inc., a Maryland corporation, its general     partner
By:        /s/ Jonathan P. Mehlman
Name:        Jonathan P. Mehlman
Title:        President and CEO

ARC HOSPITALITY PROVIDENCE, LLC
By:    American Realty Capital Hospitality     Operating Partnership, L.P., a Delaware     limited partnership, its sole member
By:    American Realty Capital Hospitality Trust,     Inc., a Maryland corporation, its general     partner
By:        /s/ Jonathan P. Mehlman
Name:        Jonathan P. Mehlman
Title:        President and CEO

ARC HOSPITALITY STRATFORD, LLC
By:    American Realty Capital Hospitality     Operating Partnership, L.P., a Delaware     limited partnership, its sole member

By:    American Realty Capital Hospitality Trust,     Inc., a Maryland corporation, its general     partner
By:        /s/ Jonathan P. Mehlman
Name:        Jonathan P. Mehlman
Title:        President and CEO

[Signatures continue on the next page]

ARC HOSPITALITY GA TECH, LLC
By:    American Realty Capital Hospitality     Operating Partnership, L.P., a Delaware     limited partnership, its sole member
By:    American Realty Capital Hospitality Trust,     Inc., a Maryland corporation, its general     partner
By:        /s/ Jonathan P. Mehlman
Name:        Jonathan P. Mehlman
Title:        President and CEO

REIT:
AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
By:        /s/ Jonathan P. Mehlman
Name:        Jonathan P. Mehlman
Title:        President and CEO

Schedule 2.4

As soon as reasonably practicable after termination of the Summit security interest in the cash flows distributed to the REIT from the Georgia Tech Hotel:

•
REIT will cause 100% of the monthly TRS rent payments for the Georgia Tech Hotel, net of any FF&E reserves and lease payments to the Georgia Tech Foundation, to be distributed or otherwise paid to the REIT and upon receipt thereof, to be deposited into a separate account at Wells Fargo Bank, N.A. (or another financial institution of national reputation designated by the REIT) (the “Account Bank”) identified to Seller in writing (the “Subject Account”).

•
REIT will grant to Seller a continuing security interest in all of its right, title and interest in and to the Subject Account and all sums now or hereafter on deposit in or payable or withdrawable from the Subject Account, including, if applicable, all financial assets, security entitlements, investment property, and other property and the proceeds thereof now or at any time hereafter held in the Subject Account (the “Subject Account Collateral”) and/or in the monthly TRS rent payments for the Georgia Tech Hotel, net of any FF&E reserves and lease payments to the Georgia Tech Foundation, to be distributed or otherwise paid to the REIT, whether deposited or not into the Subject Account, from the occurrence and during the continuance of an Earnout Payment Default (the “Cash Flows Collateral”).

•
REIT, Seller and Wells Fargo Bank, N.A. will enter into a customary control agreement with respect to the Subject Account. If during the Subject Account Period (as defined below) the Account Bank resigns, the REIT and Seller will enter into a replacement control agreement with a replacement Account Bank. The REIT will retain the ability to use all funds in the Subject Account and exclusive and unrestricted access to the Subject Account and the Subject Account Collateral unless an Earnout Payment Default has occurred and is continuing, during which time Seller may notify the Account Bank that the REIT no longer has use of or access to the Subject Account and the Subject Account Collateral and that Seller will have exclusive use of and access for so long as such Earnout Payment Default continues and may direct the disposition of the Subject Account Collateral without further consent by the REIT or any other person. Seller will retain its security interest on the Subject Account Collateral and/or on the Cash Flows Collateral until the Earnout Amount has been paid in full in accordance with the terms of the Agreement (the “Subject Account Period”), at which time the security interest granted will terminate automatically and without further action, Seller will have no further rights in respect of the Subject Account Collateral, and Seller will promptly terminate the control agreement with the Account Bank.

Schedule 2.4 (b)
Georgia Tech Hotel Sample EBITDA Calculation

Year		TTM
Month		March 2014

Occupancy		69,3%
ADR		138,59
RevPAR		95,99
Occupied Rooms		63.708
Rooms Available		91.980

Revenues
Rooms		8.829.445
F&B		5.181.271
Other		2.881.443
Total Revenues		16.892.159

Expenses
Rooms		1.743.959
F&B		3.410.883
Other		1.420.452
Total Expenses		6.575.294

Gross Operating Income		10.316.865

Overhead
A&G		1.454.912
Sales & Marketing		613.191
Property Ops & Energy		1.350.702
Total Overhead		3.418.805

Gross Operating Profit		6.898.060

Management Fees	3,0%	506.765
Income before Fixed Expenses		6.391.296
Fixed Expenses
Taxes		563.802
Insurance		96.395
Lease		4.337.123
Total Fixed Expenses		4.997.320

EBITDA		1.393.976